UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2020, Pareteum Corporation (the “Company”) received a letter (the “Letter”) from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Panel had granted the request of the Company for an exception with respect to certain previously disclosed deficiencies under Nasdaq’s continued listing rules. As previously disclosed, the Company has not yet filed with the SEC its Quarterly Report on Form 10-Q for the period ended September 30, 2019, its Annual Report on Form 10-K for the year ended December 31, 2019 or its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (collectively, the “Delinquent Filings”). The Company was unable to timely file the Delinquent Filings due to its ongoing accounting evaluation and internal investigation into the source of the accounting errors and the pending restatement of certain of the Company’s previously filed financial statements. Also as previously disclosed, the Company is not in compliance with the $1.00 per share requirement for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Bid Price Rule”). Nasdaq previously provided the Company with 180 calendar days to regain compliance with the Bid Price Rule. Subsequently, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission. As a result, companies in bid price compliance periods remained at that same stage of the process until July 1, 2020. Upon reinstatement of the Bid Price Rule, the Company had until August 13, 2020 to regain compliance, but did not regain compliance with the Bid Price Rule by such date and the staff of Nasdaq (the “Staff”) determined not to afford the Company a second 180-day period. The Company thereafter requested an exception until October 30, 2020 to file the two additional delinquent Form 10-Q filings as well as an exception until December 31, 2020 to cure the Bid Price Rule deficiency.

In the Letter, the Panel stated it was granting the Company an exception with respect to the Delinquent Filings and the Bid Price Rule noncompliance, so long as:

•	By October 15, 2020, the Company files its delinquent Annual Report on Form 10-K for the year ended December 31, 2019 and files an amended Annual Report on Form 10-K for the year ended December 31, 2018 containing restated financial statements;

•	By October 30, 2020, the Company files the delinquent Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and advises the Panel as to the status of the Quarterly Report for the period ended September 30, 2020 that will be due shortly thereafter; and

•	By December 31, 2020, the Company regains compliance with the Bide Price Rule.

In order to fully comply with the terms of this exception, the Panel stated that the Company must be able to demonstrate compliance with all requirements for continued listing on Nasdaq. In the event the Company is unable to do so, its securities may be delisted from Nasdaq.

Item 8.01.	Other Events.

On August 27, 2020, the Company issued a press release regarding the subject matter of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: August 27, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer